SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 2002

                                 e.Deal.net,Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


Nevada                                333-52040                    98-0195748
------                                ---------                    ----------
(State or other jurisdiction   (Commission File Number)          (IRS Employer
of incorporation)                                        Identification Number)

1628 West 1st Ave, Suite 214, Vancouver, British Columbia              V6J 1G1
----------------------------------------------------------             -------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (604) 659-5024

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ITEM 1. Changes in Control of Registrant.

None.

ITEM 2. Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4. Changes in Registrant's Certifying Accountant.

None.

ITEM 5. Other Events.

None.

ITEM 6. Resignations of Registrant's Director's

     At a board of directors meeting held on August 5th, 2002, the Company's Board of Directors agreed to issue 600,625 restricted shares of its common stock at a price of $0.08 per share in exchange for web development and web hosting services valued at $48,050 from Entheos Technologies, Inc. and issue 300,000 restricted shares of its common stock at a price of $0.08 per share in exchange for advertising and marketing services valued at $24,000 from EquityAlert.com, Inc., a wholly owned subsidiary of Innotech Corporation.

     Harmel S. Rayat, a Director, Secretary and Treasurer of the Company, is also a Director and majority shareholder of Entheos Technologies, Inc. and Innotech Corporation. Mr. Herdev S. Rayat, the Company's President and CEO, is also a Director of Entheos Technologies, Inc.

ITEM 7. Financial Statements and Exhibits.

None.


ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                e.Deal.net, Inc.


                                                             /s/ Herdev S. Rayat
                                                       -------------------------
                                                      Herdev S. Rayat, President

                                                            Date: August 5, 2002